UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006
SkillSoft Public Limited Company
(Exact Name of Registrant as Specified in Charter)

Republic of Ireland	0-25674	None

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

107 Northeastern Boulevard
Nashua, New Hampshire	03062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 324-3000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-2.1 Stock and Asset Purchase Agreement
Ex-99.1 Conference call script
Ex-99.2 Press release dated October 25, 2006

Item 1.01. Entry into a Material Definitive Agreement
On October 25, 2006, SkillSoft Public Limited Company, a corporation incorporated under the laws of the Republic of Ireland (the “Company”), SkillSoft Corporation, a Delaware corporation (the “Subsidiary”), Thomson Learning, Inc., a Delaware corporation (“Thomson Learning”), Thomson Global Resources, a corporation incorporated under the laws of the Republic of Ireland (“TGR”), Thomson France SARL, a French limited liability company (“Thomson France”), Thomson Holdings GmbH, a company legally established under the laws of Germany (“Thomson Germany”), The Thomson Corporation (Australia) Pty Ltd, an Australian private limited company (“Thomson Australia”), and Thomson Information & Solutions Limited, a corporation organized under the laws of England and Wales (“Thomson UK”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which, upon the satisfaction or waiver of the conditions in the Purchase Agreement, SkillSoft will acquire Thomson Learning’s NETg business (the “Business”). The acquisition will be effected through the purchase of (i) certain assets and liabilities of the Business in the United States from Thomson Learning (the “Asset Purchase”), (ii) the stock of the Thomson Corporation subsidiaries that are engaged exclusively or primarily in the Business (the “Stock Purchase”), and (iii) certain intellectual property assets of the Business, known as the “Monsoon Platform” from TGR (the “Monsoon Purchase”). The Asset Purchase, the Stock Purchase and the Monsoon Purchase are collectively referred to herein as the “Acquisition.” The Purchase Price for the Acquisition is a combination of cash and Company's Ordinary Shares having an agreed upon value of $285,000,000 (the “Purchase Price”). The Purchase Price is subject to adjustment based upon audited 2005 operating results of the Business and the closing date working capital.
At the closing, the Company will pay the Purchase Price as follows: (i) $215,778,000 in cash in immediately available funds and (ii) either (A) 11,093,230 of the Company’s Ordinary Shares, (B) $69,221,760 in cash in immediately available funds or (C) a combination of cash and such the Company’s Ordinary Shares having an aggregate value of $69,221,760. For purposes of issuing the Company’s Ordinary Shares pursuant to the Purchase Agreement, the parties have agreed that each Company Ordinary Share shall be deemed to have a value of $6.24. The Purchase Agreement provides that the Company will use its commercially reasonable efforts to raise equity financing prior to the closing of the transaction. If the Company obtains such equity financing, the entire Purchase Price will be paid in cash.
The closing of the transaction is conditioned upon customary closing conditions, including the receipt of necessary regulatory approvals.
The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
In connection with the execution of the Purchase Agreement, the Company received a Commitment Letter dated as of October 25, 2006 (the “Commitment Letter”) from Credit Suisse and Credit Suisse Securities (USA) LLC (the “CSFB Entities”). The Commitment Letter provides for a secured debt facility for an aggregate principal amount of up to $205,000,000 (the “Credit Facility”), comprised of a revolving credit facility of up to $25,000,000 and one or more term loan facilities of up to an aggregate of $180,000,000. The Credit Facility agreements will contain customary representations, warranties and covenants and the closing of the Credit Facility is subject to the satisfaction of customary closing conditions.
Item 8.01 Other Events
Reference is hereby made to (i) the script for the prepared remarks by the Company on a conference call to be held by the Company on October 26, 2006 at 8:30 a.m. for the purpose of discussing the Acquisition, which is attached hereto as Exhibit 99.1, and (ii) the Company’s press release dated October 25, 2006 announcing the Acquisition, which is attached hereto as Exhibit 99.2, each of which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkillSoft Public Limited Company
Date: October 26, 2006	By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock and Asset Purchase Agreement

99.1	Conference Call Script

99.2	Press Release dated October 25, 2006